Exhibit 99.1

232300 NW Corporate Blvd.
Suite 123
Boca Raton, FL 33431
561-995-7313
877-528-PD2i (7324)
Fax 561-995-2449
May 4, 2011
Dear Stockholders:
I am writing to you as first the founder of Vicor, secondly the inventor of the PD2i® algorithm and software and finally Vicor’s largest shareholder. Above all, I am writing as someone who has the best interests of the company at heart.
Many of you will know from the Form 8-K we filed on April 20, that Vicor is being sued by a small group of shareholders who allege wrong-doing by our CEO, David Fater, which they also claim board members have failed to address. While the timing of this derivative suit could not have been worse or more counterproductive to the interests of shareholders by diverting management and board attention from the critical task of exploiting FDA approvals and accelerating Vicor’s sales and marketing efforts, I want to assure you that these accusations and the complaints which preceded them were and are taken very seriously indeed by all members of the Board of Directors.
A Special Committee consisting of the four independent directors was set up in January, which immediately engaged Special Counsel and a forensic accountant to investigate thoroughly the original complaints of these shareholders. The investigation, which has been both arduous and, unfortunately, necessarily lengthy, has now been completed and its findings have been sent to the entire Board of Directors. This Committee has also made recommendations aimed at strengthening Vicor’s governance and at achieving changes in the structure, balance and practices of the company. For Vicor is no longer a small, research-based company but is transforming itself into a commercial company with a national sales force and international reach. The conclusions of the investigation, together with the Board’s decisions, will be announced in about two weeks.
Many investors, including me, have hoped that Vicor would by now have established the PD2i® as a widely accepted tool in analyzing heart-rate variability. The lengthy steps and trials made necessary to obtain FDA approval, which is the key to market acceptance, have strained all our patience as has the process of gaining these critical approvals. FDA marketing approval was initially received on December 29, 2008 to market the PD2i® on a limited basis. In order to ensure that physicians could be paid by insurance companies and thus be motivated to use the product, we undertook extensive programming changes during 2009 to incorporate the Ewing maneuvers as well as our innovative internet-based business model. Once this was accomplished, we mainly directed our marketing efforts to risk stratifying diabetics. Finally and with great effort, on April 15, 2011, Vicor received FDA approval to market the PD2i® to cardiologists for use in diagnosing and treating a wide range of heart diseases. It is no easy task for a little- known company to promote an innovative technology, especially in today’s economic conditions. But the wait has been worthwhile, and the doors that were closed to us before are already beginning to open.
So given that, let’s review the progress that Vicor, the Company, has made just since we transitioned to a public company in 2007.
The goal of FDA marketing approval has been achieved — not just once but twice! The most recent approval we received just weeks ago is a groundbreaking 510(k) for the use of our PD2i® technology to be used in patients undergoing cardiovascular disease testing. This is truly a marvelous approval for Vicor because it links heart rate

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variability measurement, the PD2i® metric, the classical Ewing maneuvers all together in assessing cardiovascular disorders! This accomplishment promises the liftoff of Vicor, as revenues, both national and international, begin to accelerate. We have sought this landmark approval since we first introduced the PD2i® technology into Vicor in 2003. Now we have it!
We have transitioned to being a publicly-traded company and raised in excess of $18,000,000 of capital in a time frame during which the American economy has suffered the largest meltdown since the great depression and the financial markets were essentially closed. This can only be a testament to our technology, our prospects and our management team.
I am particularly pleased at the number of clinical studies we have recently completed or initiated which were conclusive concerning the ability of the PD2i® metric to be predictive of future pathological events, thus enabling physicians to easily risk stratify their patients as well as use these results to better manage their care. We now have collected over 60 published manuscripts regarding the use of the PD2i® by physicians and scientists around the world in a multitude of disease states and modalities. Many of the researchers are well published and respected internationally. This only adds to the strength of Vicor as we move forward.
Since 2007, we have also made many changes for the better and expect to make more. We have professionalized the Board of Directors and added four independent directors with world-class credentials. The employee base has been increased from four to over 17 and, if you count our independent sales representatives, that number is close to 50. This is dramatic progress in only four years.
Does that mean we can be complacent? No. But I do think I need to remind many of you what it takes to be a successful medical technologies company. Patience for one thing. I have been a scientist all my life and nothing in science ever happened overnight. This is science, not widgets. Many companies have languished for longer timeframes and not ever achieved the milestones that Vicor has. Change will continue to occur, which will only further improve both the quality of the Company and our various initiatives. We are experimenting with a new marketing model in South Florida which can be expanded across the country. Other positive changes as well as governance improvements will also occur as Vicor continues to mature. As this maturity takes hold, we should see the market appreciate us more, which should be reflected in our valuation.
The future is bright and I, for one, am confident in the future of Vicor and I hope you share in both my faith and patience for the future.
Sincerely yours,

James E Skinner
Founder, Vicor Technologies, Inc.
May 4, 2011

Caution Regarding Forward-Looking Statements
Forward-looking statements in this letter are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially. The following factors, among others, could cause our actual results to differ: our ability to successfully complete the normal range study for PD2i® values; our ability to generate revenues from the sale of the PD2i Analyzer™; our ability to obtain the necessary regulatory approvals to market the PD2i Analyzer™; our ability to develop additional applications for the PD2i Analyzer™; the ability of additional sales representatives to create revenue; our ability to continue to receive financing sufficient to continue operations and complete critical clinical trials; our ability to continue as a going concern; our ability to successfully develop products based on our technologies; our ability to obtain and maintain adequate levels of third-party reimbursement for our products; the impact of competitive products and pricing; our ability to receive regulatory approval for our products; the ability of third-party contract research organizations to perform preclinical testing and clinical trials for our technologies; the ability of third-party manufacturers to manufacture our products; our ability to retain the services of our key personnel; our ability to market and sell our products successfully; our ability to protect our intellectual property; product liability; changes in federal income tax laws and regulations; general market conditions in the medical device and pharmaceutical industries; and other matters that are described in Vicor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and subsequent filings with the Securities and Exchange Commission. Forward-looking statements in this letter speak only as of the date of this letter, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.